        As filed with the Securities and Exchange Commission on November 1, 2000
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                   UPROAR INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     7375                           52-2192125
  (State or other jurisdiction               (Primary Standard Industrial              (IRS Employer
of incorporation or organization)             Classification Code Number)           Identification No.)

                              240 WEST 35TH STREET
                            NEW YORK, NEW YORK 10001
               (Address of principal executive offices) (Zip Code)

                               -------------------

                                   UPROAR INC.
                      UPROAR INC. 2000 STOCK INCENTIVE PLAN
                         IWIN.COM, INC. 1999 STOCK PLAN
                    IWIN.COM, INC. 1999 SECONDARY STOCK PLAN
             TAKE AIM HOLDINGS LTD. 1999-2000 STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                               -------------------

                                 KENNETH D. CRON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                   UPROAR INC.
                              240 WEST 35TH STREET
                            NEW YORK, NEW YORK 10001
                     (Name and address of agent for service)
                                 (212) 714-9500
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                        Title of Securities                     Amount         Proposed Maximum    Proposed Maximum     Amount of
                              to be                             to be           Offering Price    Aggregate Offering   Registration
                            Registered                      Registered (1)       per Share (2)         Price (2)            Fee
                            ----------                      ----------           ---------             -----                ---

Iwin.com, Inc. 1999 Stock Plan
------------------------------
   Options to purchase Common Stock                            821,376               N/A                 N/A               N/A
   Common Stock (par value $.001)                              821,376             $2.4375         $2,002,104.00         $528.56

Iwin.com, Inc. 1999 Secondary Stock Plan
----------------------------------------
   Options to purchase Common Stock                            519,310               N/A                 N/A               N/A
   Common Stock (par value $.001)                              519,310             $2.4375         $1,265,818.13         $334.18

Take Aim Holdings, Ltd. 1999-2000 Stock Incentive Plan
------------------------------------------------------
   Options to purchase Common Stock                             28,941               N/A                 N/A               N/A
   Common Stock (par value $0.001)                              28,941             $2.4375            $70,543.69          $18.63

Uproar Inc. 2000 Stock Incentive Plan
-------------------------------------
   Options to purchase Common Stock                           2,250,000              N/A                 N/A               N/A
   Common Stock (par value $0.001)                            2,250,000            $2.4375         $5,484,375.00       $1,447.88

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the iwin.com, Inc. 1999 Stock Plan, the iwin.com, Inc. 1999 Secondary Stock Plan, Take Aim Holdings Ltd. 1999-2000 Stock

       Incentive Plan and the Uproar Inc. 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Uproar Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Uproar Inc. on October 25, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       Incorporation of Documents by Reference

              Uproar Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

              (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-93315 on Form S-1 filed with the SEC on December 21, 1999, together with any and all amendments thereto, in which there is set forth audited financial statements for the Company's fiscal year ended December 31, 1999;

              (b) The Registrant's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2000, filed with the SEC on May 12, 2000;

              (c) The Registrant's Current Report on Form 8-K, filed with the SEC on August 21, 2000;

              (d) The Registrant's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2000, filed with the SEC on August 8, 2000;

              (e) The Registrant's Current Report on Form 8-K, filed with the SEC on October 13, 2000; and

              (f) The Registrant's Registration Statement No. 000-29971 on Form 8-A12G filed with the SEC on March 16, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.       Description of Securities

              Not Applicable.

Item 5.       Interests of Named Experts and Counsel

              Not Applicable.

Item 6.       Indemnification of Directors and Officers

              The Registrant's certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, or DGCL, the directors shall not be personally liable to the Registrant's stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involves intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Item 7.       Exemption from Registration Claimed

              Not Applicable.

Item 8.       Exhibits

Exhibit Number       Exhibit
--------------       -------
      4              Instrument Defining Rights of Stockholders. Reference is
                     made to Registrant's Registration Statement No. 000-29971
                     on Form 8-A12G, which is incorporated herein by reference
                     pursuant to Item 3(d) of this Registration Statement.

      5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                     Franklin & Hachigian, LLP.

     23.1            Consent of KPMG Hungaria Kft, Independent Accountants.

     23.2            Consent of Somekh Chaikin, Certified Public Accountants
                     (Israel).

     23.3            Consent of Arthur Andersen, Independent Auditors.

     23.4            Consent of KPMG LLP, Independent Accountants.

     23.5            Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                     Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9.       Undertakings

                     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the iwin.com, Inc. 1999 Stock Plan, the iwin.com, Inc. 1999 Secondary Stock Plan, the Take Aim Holdings Ltd. 1999-2000 Stock Incentive Plan and the Uproar Inc. 2000 Stock Incentive Plan.

                     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



                     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 1st day of November, 2000.


                          UPROAR INC.


                          By: /s/ Kenneth D. Cron
                             ---------------------------------------------------
                             Kenneth D. Cron
                             Chairman of the Board and Chief Executive Officer




                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS:

                     That the undersigned officers and directors of Uproar Inc., a Delaware corporation, do hereby constitute and appoint Kenneth D. Cron and Joel E. Wilhite, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                                      Date
---------                                            -----                                                      ----
/s/ Kenneth D. Cron                                  Chairman of the Board of Directors and                     November 1, 2000
-----------------------------------------------      Chief Executive Officer
Kenneth D. Cron                                      (Principal Executive Officer)


/s/ Joel E. Wilhite                                  Chief Financial Officer                                    November 1, 2000
-----------------------------------------------      (Principal Financial and Accounting Officer)
Joel E. Wilhite

Signature                                            Title                                                         Date
---------                                            -----                                                         ----
/s/ Michael K. Simon                                 Director                                                   November 1, 2000
-----------------------------------------------
Michael K. Simon


/s/ Christopher R. Hassett                           Director                                                   November 1, 2000
-----------------------------------------------
Christopher R. Hassett


/s/ Thomas E. Dooley                                 Director                                                   November 1, 2000
-----------------------------------------------
Thomas E. Dooley



                                                     Director                                                   November 1, 2000
-----------------------------------------------
James J. Geddes


/s/ Catherine V. Mackay                              Director                                                   November 1, 2000
-----------------------------------------------
Catherine V. Mackay


                                                     Director                                                   November 1, 2000
-----------------------------------------------
Richard Janssen


/s/ Frederick Krueger                                Director                                                   November 1, 2000
-----------------------------------------------
Frederick Krueger



/s/ Gary W. Loveman                                  Director                                                   November 1, 2000
-----------------------------------------------
Gary W. Loveman

                                  EXHIBIT INDEX



Exhibit Number       Exhibit
--------------       -------
      4              Instrument Defining Rights of Stockholders. Reference is
                     made to Uproar Inc.'s Registration Statement No. 0-28139 on
                     Form 8-A, which is incorporated herein by reference under
                     Item 3(b) of this Registration Statement.

      5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                     Franklin & Hachigian LLP.

     23.1            Consent of KPMG Hungaria Kft, Independent Accountants.

     23.2            Consent of Somekh Chaikin, Certified Public Accountants (Israel).

     23.3            Consent of Arthur Andersen, Independent Auditors.

     23.4            Consent of KPMG LLP, Independent Accountants.

     23.5            Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                     Hachigian LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.